Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Feb. 19, 2020

MEDIA CONTACT:	INVESTOR CONTACTS:
media@williams.com (800) 945-8723	Brett Krieg (918) 573-4614	Grace Scott (918) 573-1092

Williams Reports Fourth-Quarter and Full-Year 2019 Financial Results

TULSA, Okla. – Williams (NYSE: WMB) today announced its unaudited financial results for the three and 12 months ended Dec. 31, 2019.

Full-year 2019 Results Reflect Year-Over-Year Growth Compared with 2018

•	Net income from continuing operations attributable to Williams available to common stockholders of $862 million – up $1.0 billion over 2018

•	Net income from continuing operations per share is $0.71 vs. net loss of $0.16 for 2018

•	Adjusted income per share is $0.99 – up 25% over 2018

•	Cash flow from operations of $3.69 billion – up 12% over 2018

•	Adjusted EBITDA of $5.02 billion, up $377 million or 8% over 2018

•	DCF of $3.30 billion – up $425 million or 15% over 2018

Solid Execution Delivers Strong 4Q 2019 Results

•	Net income from continuing operations attributable to Williams available to common stockholders of $138 million – up $710 million over 4Q '18

•	Net income per share of $0.11 vs. net loss of $0.47 per share in 4Q '18

•	Adjusted income per share of $0.24 – up 26% over 4Q '18

•	Cash flow from operations of $991 million – up $29 million or 3% over 4Q '18

•	Adjusted EBITDA of $1.284 billion – up $87 million or 7% over 4Q '18

•	Distributable Cash Flow ("DCF") of $828 million – up $80 million or 11% over 4Q '18

•	Dividend coverage ratio is 1.80x

•	Debt (Net of Cash) to adjusted EBITDA at quarter end: 4.39x

Impressive Business Performance With Records Set for Adjusted EBITDA, Gathering Volumes and Transportation Capacity

•	Record 2019 adjusted EBITDA driven by strong growth in Atlantic-Gulf and Northeast G&P

•	Record 4Q gathered volumes of 13.3 Bcf/d, up 10% over 4Q 2018; YTD record 12.9 Bcf/d, up 5% over 2018

•
Record 4Q '19 firm reserved transportation capacity of ~21.8 Bcf/d, up 8% over 4Q '18, driven by expansion projects including the Gateway and Rivervale South to Market expansions in the Northeast and the North Seattle Lateral expansion in the Northwest

CEO Perspective
Alan Armstrong, president and chief executive officer, made the following comments:

“Williams achieved yet another year of record results in 2019, once again delivering impressive year-over-year growth and exceeding guidance midpoints in our key financial metrics while dramatically reducing capital expenditures. These results were underpinned by our strong operations – we set records for both gathered volumes and firm reserved transportation capacity, and our safety metrics continue to improve. We also generated cash in excess of dividends and capital expenditures, reflecting the combined impact of strong business performance, capital discipline and our ongoing portfolio optimization efforts. These results are driving improvement in our credit metrics. Looking ahead to 2020, our disciplined approach to capital allocation should allow us to fully fund our increased dividend and capital expenditures with internally generated cash flows.
"Williams remains extremely well-positioned to capture long-term sustainable growth with our natural gas focused strategy. We continue to see demand for new transport capacity along our premier interstate transmission systems, and the scale and location of our deepwater Gulf of Mexico assets provide a strong competitive advantage to capture emerging growth opportunities. Our resilient G&P business can not only withstand current market pressures, but is also well-positioned to generate long-term value as demand for natural gas continues to grow.”
Armstrong added, “Natural gas has been – and will continue to be – a cornerstone of our nation’s prosperity in the 21st century and a critical part of our clean energy future. Abundant, low cost and reliable natural gas has driven significant reductions in U.S. CO2 emissions, lowered consumers’ utility bills and paved the way for investment in renewables. As the American energy leader that safely handles 30% of the nation’s natural gas, Williams’ large-scale infrastructure is ready to meet continued demand growth, both in the U.S. and abroad.”

Williams Summary Financial Information	4Q				YTD
Amounts in millions, except ratios and per-share amounts. Per share amounts are reported on a diluted basis. Net income (loss) amounts are from continuing operations attributable to The Williams Companies, Inc. available to common stockholders.	2019		2018		2019		2018

GAAP Measures
Net Income	$138		($572)		$862			($156)
Net Income Per Share	$0.11		($0.47)		$0.71			($0.16)
Cash Flow From Operations	$991		$962		$3,693			$3,293

Non-GAAP Measures (1)
Adjusted EBITDA	$1,284		$1,197		$5,015			$4,638
Adjusted Income	$293		$230		$1,200			$775
Adjusted Income Per Share	$0.24		$0.19		$0.99			$0.79
Distributable Cash Flow	$828		$748		$3,297			$2,872
Dividend Coverage Ratio	1.80	x	1.82	x	1.79	x	1.69	x

Other
Debt-to-Adjusted EBITDA at Quarter End (2)	4.39	x	4.80	x
Capital Investments (3)(4)	$408		$868		$2,476			$4,153

(1) Schedules reconciling adjusted income from continuing operations, adjusted EBITDA, Distributable Cash Flow and Coverage Ratio (non-GAAP measures) to the most comparable GAAP measure are available at www.williams.com and as an attachment to this news release.

(2) Debt-to-Adjusted EBITDA ratio does not represent leverage ratios measured for WMB credit agreement compliance or leverage ratios as calculated by the major credit ratings agencies. Debt is net of cash on hand, and Adjusted EBITDA reflects the sum of the last four quarters.

(3) Capital Investments includes increases to property, plant, and equipment, purchases of businesses, net of cash acquired, and purchases of and contributions to equity-method investments.
(4) YTD 2019 excludes $728 million (net of cash acquired) for the purchase of the remaining 38% of UEO as this amount was provided for at the close of the new Northeast JV by our JV partners, CPPIB, in June 2019.

GAAP Measures

•
Fourth-quarter 2019 net income benefited from $69 million of increased service revenues driven by Transco expansion projects, the consolidation of UEOM revenues beginning in March 2019, and growth in Northeast G&P volumes. These improvements were partially offset by lower revenues from our Barnett Shale operations primarily associated with reduced recognition of non-cash deferred revenue and the end of a contractual minimum volume commitment (MVC) period.

•
Fourth-quarter 2019 also benefited from $1.7 billion lower net asset impairments, partially offset by $692 million due to the absence of 4Q '18 gains on asset sales and $141 million associated with the absence of 4Q '18 gains from the deconsolidation of certain businesses.

•
Full-year 2019 net income benefited from $431 million of increased service revenues primarily due to the same drivers affecting 4Q '19, partially offset by the absence of revenues from operations sold or deconsolidated during 2018, as well as a $138 million decline in commodity margins.

•
The full year also benefited from $1.7 billion lower net asset impairments, partially offset by the absence of $692 million in gains on asset sales in 4Q '18 as well as $203 million associated with gains from the deconsolidation of certain businesses in 2018.

•
Full-year 2019 net income also reflects lower income attributable to non-controlling interests due to the WPZ merger in 2018 and an increased provision for income taxes in 2019 driven by higher pre-tax income.

•
The increase in cash flow from operations for fourth-quarter and full-year 2019 periods were largely driven by the increased service revenues as previously described and the collection of Transco's filed rates, some of which is subject to refund. The YTD 2019 period also benefited from the receipt of an income tax refund.

Non-GAAP Measures

•
The increase in adjusted EBITDA for 4Q 2019 and full-year 2019 largely reflects the previously mentioned increased Transco and Northeast G&P service revenues and the benefit of Transco's recently settled general rate case. Lower commodity margins partially offset the higher service revenues in full-year 2019.

•
Adjusted income for both the quarter and full-year periods also improved, driven by the higher adjusted EBITDA. The full-year period variance also reflects less income attributable to noncontrolling interests driven by the WPZ merger, partially offset by higher interest expense associated with financing obligations for leased pipeline capacity and an increased provision for income taxes.

•
Fourth-quarter and full-year 2019 DCF are higher, reflecting the increased adjusted EBITDA and lower maintenance capital, partially offset by higher net interest expense. The full-year increase also benefited from an income tax refund received in 2019.

Business Segment Results & Form 10-K

Williams' operations are comprised of the following reportable segments: Atlantic-Gulf, West, Northeast G&P and Other. For additional information, please see the company's 2019 Form 10-K, which Williams expects to file next week with the Securities and Exchange Commission (SEC). Once filed, the document will be on the SEC and Williams websites.

	Quarter-To-Date						Year-To-Date
Amounts in millions	Modified EBITDA			Adjusted EBITDA			Modified EBITDA			Adjusted EBITDA
	4Q 2019	4Q 2018	Change	4Q 2019	4Q 2018	Change	2019	2018	Change	2019	2018	Change
Atlantic-Gulf	$212	$605	($393)	$570	$529	$41	$1,895	$2,023	($128)	$2,300	$1,931	$369
West	311	(906)	1,217	336	358	(22)	1,232	308	924	1,351	1,577	(226)
Northeast G&P	367	300	67	377	304	73	1,314	1,086	228	1,341	1,090	251
Other	5	20	(15)	1	6	(5)	6	(29)	35	23	40	(17)
Totals	$895	$19	$876	$1,284	$1,197	$87	$4,447	$3,388	$1,059	$5,015	$4,638	$377

Note: Williams uses Modified EBITDA for its segment reporting. Definitions of Modified EBITDA and Adjusted EBITDA and schedules reconciling to net income are included in this news release.
Atlantic-Gulf

•
Fourth-quarter and full-year 2019 modified and adjusted EBITDA reflect increased service revenues from Transco expansion projects placed in service and the benefit of Transco’s recently settled general rate case, partially offset by lower revenues from Gulfstar. Projects placed into full-service in 4Q '19 include the Gateway and Rivervale South to Market expansions serving the Northeast.

•
Fourth-quarter and full-year 2019 modified EBITDA were negatively impacted by a $354 million impairment of the Constitution Pipeline project, of which Williams' 41% share was $145 million, as well as the absence of an $81 million prior-year gain on the sale of certain Gulf Coast pipeline assets.

•	Full-year 2019 modified EBITDA was also negatively impacted by lower equity AFUDC due to lower levels of construction activity and severance expenses.

•	The impairment charges, gains on asset sales and severance expenses reflected in modified EBITDA are excluded from adjusted EBITDA.

•
The company filed a formal stipulation and agreement for Transco’s rate case with the FERC on December 31. All comments received during the public comment period were in support of the settlement. The company anticipates FERC approval of the settlement in second-quarter 2020.

West

•
Fourth-quarter and full-year 2019 modified and adjusted EBITDA reflect the absence of revenues from operations either sold or deconsolidated and lower revenues in Barnett Shale and Mid-Con, partially offset by higher revenue in Eagle Ford, Haynesville, the Conway fractionation and storage business and growth in JV EBITDA from Rocky Mountain Midstream. Fourth-quarter 2019 experienced an improvement in commodity margins driven by marketing activities, while full-year 2019 was unfavorably impacted by lower NGL prices.

•
The lower revenue at Barnett Shale noted above was primarily associated with reduced recognition of non-cash deferred revenue and the end of a contractual MVC period. Lower revenues in Mid-Con noted above were due to lower rates and volumes.

•
Fourth-quarter and full-year 2019 modified EBITDA were favorably impacted by the absence of the $1.8 billion impairment of certain Barnett Shale gathering assets in 2018, partially offset by the absence of a $591 million gain on the 2018 sale of our Four Corners operations.

•	The impairment charges and gains on asset sales reflected in modified EBITDA are excluded from adjusted EBITDA.

•
Fourth-quarter and YTD 2019 results reflect higher gathering volumes in the Eagle Ford, Haynesville, and Rocky Mountain Midstream systems. Eagle Ford gathering volumes increased by 9% versus 4Q '18 and by 10% YTD over 2018. Haynesville gathering volumes increased by 21% versus 4Q '18 and by 12% YTD over 2018. Rocky Mountain Midstream gathering volumes grew dramatically on a percentage basis, achieving an average of approximately 270 MMcf/d in 4Q 2019.

Northeast G&P

•
Improvement in modified and adjusted EBITDA for 4Q and YTD 2019 was driven by increased service revenues from the Susquehanna Supply Hub, the Utica Shale region, and Ohio Valley, as well as the acquisition of Utica East Ohio Midstream in March 2019. The YTD improvements also reflect higher proportional EBITDA from our Appalachia Midstream investment driven by the Marcellus South system.

•	The 4Q and YTD 2019 periods reflect increases in gross gathering volumes, including 100% of operated equity-method investments, of 12% and 15%, respectively, over the same reporting periods in 2018.

Williams' Fourth-Quarter 2019 Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow

Williams' fourth-quarter 2019 earnings presentation will be posted at www.williams.com. The company’s fourth-quarter 2019 earnings conference call and webcast with analysts and investors is scheduled for Thursday, Feb. 20, at 9:30 a.m. Eastern Time (8:30 a.m. Central Time). A limited number of phone lines will be available at (800) 353-6461. International callers should dial (334) 323-0501. The conference ID is 8801169. A webcast link to the conference call is available at www.williams.com. A replay of the webcast will be available on the website for at least 90 days following the event.

About Williams

Williams (NYSE: WMB) is committed to being the leader in providing infrastructure that safely delivers natural gas products to reliably fuel the clean energy economy. Headquartered in Tulsa, Oklahoma, Williams is an industry-leading, investment grade C-Corp with operations across the natural gas value chain including gathering, processing, interstate transportation and storage of natural gas and natural gas liquids. With major positions in top

U.S. supply basins, Williams connects the best supplies with the growing demand for clean energy. Williams owns and operates more than 30,000 miles of pipelines system wide – including Transco, the nation’s largest volume and fastest growing pipeline – and handles approximately 30 percent of the natural gas in the United States that is used every day for clean-power generation, heating and industrial use.
www.williams.com

The Williams Companies, Inc.
Consolidated Statement of Operations

	Year Ended December 31,
	2019	2018	2017
	(Millions, except per-share amounts)
Revenues:
Service revenues	$5,933	$5,502	$5,312
Service revenues – commodity consideration	203	400	—
Product sales	2,065	2,784	2,719
Total revenues	8,201	8,686	8,031
Costs and expenses:
Product costs	1,961	2,707	2,300
Processing commodity expenses	105	137	—
Operating and maintenance expenses	1,468	1,507	1,576
Depreciation and amortization expenses	1,714	1,725	1,736
Selling, general, and administrative expenses	558	569	594
Impairment of certain assets	464	1,915	1,248
Gain on sale of certain assets and businesses	2	(692)	(1,095)
Regulatory charges resulting from Tax Reform	—	(17)	674
Other (income) expense – net	8	67	71
Total costs and expenses	6,280	7,918	7,104
Operating income (loss)	1,921	768	927
Equity earnings (losses)	375	396	434
Other investing income (loss) – net	(79)	187	282
Interest incurred	(1,218)	(1,160)	(1,116)
Interest capitalized	32	48	33
Other income (expense) – net	33	92	(25)
Income (loss) from continuing operations before income taxes	1,064	331	535
Provision (benefit) for income taxes	335	138	(1,974)
Income (loss) from continuing operations	729	193	2,509
Income (loss) from discontinued operations	(15)	—	—
Net income (loss)	714	193	2,509
Less: Net income (loss) attributable to noncontrolling interests	(136)	348	335
Net income (loss) attributable to The Williams Companies, Inc.	850	(155)	2,174
Preferred stock dividends	3	1	—
Net income (loss) available to common stockholders	$847	$(156)	$2,174
Amounts attributable to The Williams Companies, Inc. available to common stockholders:
Income (loss) from continuing operations	$862	$(156)	$2,174
Income (loss) from discontinued operations	(15)	—	—
Net income (loss)	$847	$(156)	$2,174
Basic earnings (loss) per common share:
Income (loss) from continuing operations	$.71	$(.16)	$2.63
Income (loss) from discontinued operations	(.01)	—	—
Net income (loss)	$.70	$(.16)	$2.63
Weighted-average shares (thousands)	1,212,037	973,626	826,177
Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$.71	$(.16)	$2.62
Income (loss) from discontinued operations	(.01)	—	—
Net income (loss)	$.70	$(.16)	$2.62
Weighted-average shares (thousands)	1,214,011	973,626	828,518

The Williams Companies, Inc.
Consolidated Balance Sheet

	December 31,
	2019	2018
	(Millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$289	$168
Trade accounts and other receivables (net of allowance of $6 at December 31, 2019 and $9 at December 31, 2018)	996	992
Inventories	125	130
Other current assets and deferred charges	170	174
Total current assets	1,580	1,464

Investments	6,235	7,821
Property, plant, and equipment – net	29,200	27,504
Intangible assets – net of accumulated amortization	7,959	7,767
Regulatory assets, deferred charges, and other	1,066	746
Total assets	$46,040	$45,302

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$552	$662
Accrued liabilities	1,276	1,102
Long-term debt due within one year	2,140	47
Total current liabilities	3,968	1,811

Long-term debt	20,148	22,367
Deferred income tax liabilities	1,782	1,524
Regulatory liabilities, deferred income, and other	3,778	3,603
Contingent liabilities and commitments

Equity:
Stockholders’ equity:
Preferred stock	35	35
Common stock ($1 par value; 1,470 million shares authorized at December 31, 2019 and December 31, 2018; 1,247 million shares issued at December 31, 2019 and 1,245 million shares issued at December 31, 2018)	1,247	1,245
Capital in excess of par value	24,323	24,693
Retained deficit	(11,002)	(10,002)
Accumulated other comprehensive income (loss)	(199)	(270)
Treasury stock, at cost (35 million shares of common stock)	(1,041)	(1,041)
Total stockholders’ equity	13,363	14,660
Noncontrolling interests in consolidated subsidiaries	3,001	1,337
Total equity	16,364	15,997
Total liabilities and equity	$46,040	$45,302

The Williams Companies, Inc.
Consolidated Statement of Cash Flows

	Year Ended December 31,
	2019	2018	2017
	(Millions)
OPERATING ACTIVITIES:
Net income (loss)	$714	$193	$2,509
Adjustments to reconcile to net cash provided (used) by operating activities:
Depreciation and amortization	1,714	1,725	1,736
Provision (benefit) for deferred income taxes	376	220	(2,012)
Equity (earnings) losses	(375)	(396)	(434)
Distributions from unconsolidated affiliates	657	693	784
Gain on disposition of equity-method investments	(122)	—	(269)
Impairment of equity-method investments	186	32	—
(Gain) on sale of certain assets and businesses	2	(692)	(1,095)
Impairment of certain assets	464	1,915	1,249
(Gain) loss on deconsolidation of businesses	29	(203)	—
Amortization of stock-based awards	57	55	78
Regulatory charges resulting from Tax Reform	—	(15)	776
Cash provided (used) by changes in current assets and liabilities:
Accounts and notes receivable	34	(36)	(88)
Inventories	5	(16)	8
Other current assets and deferred charges	21	17	(21)
Accounts payable	(46)	(93)	118
Accrued liabilities	153	23	(92)
Other, including changes in noncurrent assets and liabilities	(176)	(129)	(158)
Net cash provided (used) by operating activities	3,693	3,293	3,089
FINANCING ACTIVITIES:
Proceeds from (payments of) commercial paper – net	(4)	(2)	(93)
Proceeds from long-term debt	767	3,926	3,333
Payments of long-term debt	(909)	(3,204)	(5,925)
Proceeds from issuance of common stock	10	15	2,131
Proceeds from sale of partial interest in consolidated subsidiary	1,334	—	—
Common dividends paid	(1,842)	(1,386)	(992)
Dividends and distributions paid to noncontrolling interests	(124)	(591)	(822)
Contributions from noncontrolling interests	36	15	17
Payments for debt issuance costs	—	(26)	(17)
Other – net	(13)	(46)	(92)
Net cash provided (used) by financing activities	(745)	(1,299)	(2,460)
INVESTING ACTIVITIES:
Property, plant, and equipment:
Capital expenditures (1)	(2,109)	(3,256)	(2,399)
Dispositions – net	(40)	(7)	(41)
Contributions in aid of construction	52	411	426
Proceeds from sale of businesses, net of cash divested	(2)	1,296	2,067
Purchases of businesses, net of cash acquired	(728)	—	—
Proceeds from dispositions of equity-method investments	485	—	200
Purchases of and contributions to equity-method investments	(453)	(1,132)	(132)
Other – net	(32)	(37)	(21)
Net cash provided (used) by investing activities	(2,827)	(2,725)	100
Increase (decrease) in cash and cash equivalents	121	(731)	729
Cash and cash equivalents at beginning of year	168	899	170
Cash and cash equivalents at end of year	$289	$168	$899
_________
(1) Increases to property, plant, and equipment	$(2,023)	$(3,021)	$(2,662)
Changes in related accounts payable and accrued liabilities	(86)	(235)	263
Capital expenditures	$(2,109)	$(3,256)	$(2,399)

Atlantic-Gulf
(UNAUDITED)
	2018					2019
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Revenues:
Service revenues:
Nonregulated gathering & processing fee-based revenue	$138	$128	$138	$137	$541	$128	$119	$117	$113	$477
Regulated transportation revenue	413	406	411	508	1,738	517	514	549	548	2,128
Other fee revenues	32	34	34	34	134	34	40	32	34	140
Tracked service revenue	26	22	24	24	96	30	25	33	28	116
Nonregulated commodity consideration	15	12	18	14	59	13	13	7	8	41
Product sales:
NGL sales from gas processing	15	10	16	15	56	12	12	6	9	39
Marketing sales	45	57	67	53	222	40	32	23	34	129
Other sales	1	1	1	—	3	2	1	1	1	5
Tracked product sales	32	37	47	38	154	28	23	46	18	115
Total revenues	717	707	756	823	3,003	804	779	814	793	3,190
Segment costs and expenses:
NGL cost of goods sold	15	12	19	14	60	13	14	6	8	41
Marketing cost of goods sold	44	56	67	53	220	41	28	23	34	126
Other cost of goods sold	—	—	—	—	—	—	2	—	1	3
Tracked cost of goods sold	33	38	48	39	158	28	25	46	19	118
Processing commodity expenses	5	2	3	6	16	5	5	2	4	16
Operating and administrative costs	177	181	181	197	736	168	198	176	208	750
Tracked operating and administrative costs	26	22	24	23	95	30	25	32	29	116
Other segment costs and expenses	(2)	(15)	(29)	14	(32)	1	2	(26)	(29)	(52)
Impairment of certain assets (1)	—	—	—	—	—	—	—	—	354	354
Gain on sale of certain assets and businesses	—	—	—	(81)	(81)	—	—	—	—	—
Regulatory charges resulting from Tax Reform	11	(20)	—	—	(9)	—	—	—	—	—
Total segment costs and expenses	309	276	313	265	1,163	286	299	259	628	1,472
Proportional Modified EBITDA of equity-method investments	43	44	49	47	183	42	44	44	47	177
Modified EBITDA	451	475	492	605	2,023	560	524	599	212	1,895
Adjustments	15	(19)	(12)	(76)	(92)	—	35	12	358	405
Adjusted EBITDA	$466	$456	$480	$529	$1,931	$560	$559	$611	$570	$2,300
NGL Margin	$10	$8	$12	$9	$39	$7	$6	$5	$5	$23

Statistics for Operated Assets
Gathering, Processing, and Crude Oil Transportation
Gathering volumes (Bcf per day) - Consolidated (2)	0.29	0.23	0.26	0.24	0.26	0.25	0.25	0.22	0.29	0.25
Gathering volumes (Bcf per day) - Non-consolidated (3)	0.24	0.25	0.25	0.31	0.26	0.35	0.38	0.36	0.35	0.36
Plant inlet natural gas volumes (Bcf per day) - Consolidated (2)	0.54	0.43	0.51	0.53	0.50	0.53	0.55	0.50	0.58	0.54
Plant inlet natural gas volumes (Bcf per day) - Non-consolidated (3)	0.24	0.25	0.25	0.32	0.27	0.35	0.39	0.36	0.35	0.36
Crude transportation volumes (Mbbls/d)	142	132	147	140	140	146	136	128	135	136
Consolidated (2)
Ethane margin ($/gallon)	$.03	$.16	$.24	$.14	$.14	$.10	$.02	$.01	$.01	$.04
Non-ethane margin ($/gallon)	$.66	$.74	$.76	$.58	$.68	$.48	$.28	$.35	$.37	$.36
NGL margin ($/gallon)	$.40	$.48	$.51	$.36	$.43	$.26	$.17	$.22	$.24	$.22
Ethane equity sales (Mbbls/d)	2.82	1.91	3.05	2.98	2.69	4.16	4.11	1.85	1.97	3.01
Non-ethane equity sales (Mbbls/d)	3.87	2.35	3.14	3.21	3.14	3.28	5.34	3.15	3.57	3.84
NGL equity sales (Mbbls/d)	6.69	4.26	6.19	6.19	5.83	7.44	9.45	5.00	5.54	6.85
Ethane production (Mbbls/d)	12	12	15	16	14	17	14	9	10	13
Non-ethane production (Mbbls/d)	19	17	18	19	18	19	19	18	21	19
NGL production (Mbbls/d)	31	29	33	35	32	36	33	27	31	32
Non-consolidated (3)
NGL equity sales (Mbbls/d)	3	5	4	5	4	7	8	6	5	6
NGL production (Mbbls/d)	18	20	20	23	20	24	27	24	26	25
Transcontinental Gas Pipe Line
Throughput (Tbtu)	1,099.9	965.5	1,092.3	1,150.9	4,308.5	1,183.9	1,109.4	1,216.2	1,227.6	4,737.2
Avg. daily transportation volumes (Tbtu)	12.2	10.6	11.9	12.5	11.8	13.2	12.2	13.2	13.3	13.0
Avg. daily firm reserved capacity (Tbtu)	15.4	15.0	15.0	16.4	15.5	17.1	17.0	17.3	17.5	17.2

(1) Our partners' $209 million share of the fourth-quarter 2019 impairment of the Constitution pipeline project is reflected outside of Modified EBITDA within Net loss attributable to noncontrolling interests.

(2) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(3) Includes 100% of the volumes associated with operated equity-method investments.

Northeast G&P
(UNAUDITED)
	2018					2019
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Revenues:
Service revenues:
Nonregulated gathering and processing fee-based revenue	$189	$196	$211	$226	$822	$230	$267	$284	$299	$1,080
Other fee revenues	39	36	36	43	154	46	63	69	80	258
Nonregulated commodity consideration	4	4	6	6	20	5	3	1	3	12
Product sales:
NGL sales from gas processing	4	5	6	5	20	5	3	—	3	11
Marketing sales	89	65	57	35	246	37	28	26	30	121
Tracked product sales	5	5	6	5	21	5	6	4	3	18
Total revenues	330	311	322	320	1,283	328	370	384	418	1,500

Segment costs and expenses:
NGL cost of goods sold	4	5	6	5	20	5	3	—	4	12
Marketing cost of goods sold	90	65	57	36	248	37	29	26	30	122
Tracked cost of goods sold	5	7	6	3	21	5	6	3	4	18
Processing commodity expenses	2	2	3	2	9	3	2	1	2	8
Operating and administrative costs	85	91	96	108	380	97	130	120	122	469
Other segment costs and expenses	2	1	4	5	12	4	—	(3)	—	1
Impairment of certain assets	—	—	—	—	—	—	—	—	10	10
Total segment costs and expenses	188	171	172	159	690	151	170	147	172	640

Proportional Modified EBITDA of equity-method investments	108	115	131	139	493	122	103	108	121	454
Modified EBITDA	250	255	281	300	1,086	299	303	345	367	1,314
Adjustments	—	—	—	4	4	3	16	(2)	10	27
Adjusted EBITDA	$250	$255	$281	$304	$1,090	$302	$319	$343	$377	$1,341
NGL margin	$2	$2	$3	$4	$11	$2	$1	$—	$—	$3

Statistics for Operated Assets
Gathering and Processing
Gathering volumes (Bcf per day) - Consolidated (1)	3.38	3.45	3.67	4.02	3.63	4.05	4.16	4.33	4.41	4.24
Gathering volumes (Bcf per day) - Non-consolidated (2)	3.82	3.59	3.73	3.89	3.76	4.27	4.08	4.35	4.47	4.29
Plant inlet natural gas volumes (Bcf per day)	0.49	0.55	0.52	0.52	0.52	0.63	1.04	1.16	1.33	1.04

Ethane equity sales (Mbbls/d)	1.33	3.17	2.74	2.80	2.52	2.73	1.83	1.94	1.05	1.89
Non-ethane equity sales (Mbbls/d)	0.79	1.09	1.49	1.28	1.16	1.21	1.09	0.67	0.83	0.96
NGL equity sales (Mbbls/d)	2.12	4.26	4.23	4.08	3.68	3.94	2.92	2.61	1.88	2.85

Ethane production (Mbbls/d)	23	27	26	20	24	22	24	29	37	28
Non-ethane production (Mbbls/d)	21	21	23	22	22	22	34	63	69	48
NGL production (Mbbls/d)	44	48	49	42	46	44	58	92	106	76

(1) Includes gathering volumes associated with Susquehanna Supply Hub, the Northeast JV, and Utica Supply Hub, all of which are consolidated.
(2) Includes 100% of the volumes associated with operated equity-method investments, including the Laurel Mountain Midstream partnership; and the Bradford Supply Hub and a portion of the Marcellus South Supply Hub within the Appalachia Midstream Services partnership. Volumes handled by Blue Racer Midstream (gathering and processing), which we do not operate, are not included.

West
(UNAUDITED)
	2018					2019
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Revenues:
Service revenues:
Nonregulated gathering & processing fee-based revenue	$386	$398	$387	$335	$1,506	$319	$331	$282	$276	$1,208
Regulated transportation revenue	109	104	106	110	429	110	104	107	111	432
Other fee revenues	36	32	40	41	149	44	42	44	41	171
Tracked service revenues	—	1	—	—	1	—	1	—	1	2
Nonregulated commodity consideration	82	78	97	64	321	46	40	30	34	150

Product sales:
NGL sales from gas processing	85	76	90	71	322	48	41	31	34	154
Marketing sales	415	462	613	569	2,059	422	385	352	453	1,612
Other sales	14	12	18	5	49	5	5	2	2	14
Tracked product sales	16	10	11	(19)	18	4	3	4	6	17
Total revenues	1,143	1,173	1,362	1,176	4,854	998	952	852	958	3,760
Segment costs and expenses:
NGL cost of goods sold	85	81	101	66	333	49	41	32	36	158
Marketing cost of goods sold	415	459	603	585	2,062	419	388	345	437	1,589
Other cost of goods sold	10	7	14	4	35	4	4	—	2	10
Tracked cost of goods sold	16	10	12	(20)	18	3	4	5	5	17
Processing commodity expenses	30	20	26	40	116	31	19	13	16	79
Operating and administrative costs	193	215	200	166	774	166	180	166	159	671
Tracked operating and administrative costs	—	1	—	—	1	—	1	—	—	1
Other segment costs and expenses	6	10	19	15	50	6	1	9	—	16
Impairment of certain assets	—	—	—	1,849	1,849	12	64	—	24	100
Gain on sale of certain assets and businesses	—	—	—	(591)	(591)	2	—	—	—	2
Regulatory charges resulting from Tax Reform	(7)	—	—	—	(7)	—	—	—	—	—
Total segment costs and expenses	748	803	975	2,114	4,640	692	702	570	679	2,643
Proportional Modified EBITDA of equity-method investments	18	19	25	32	94	26	28	29	32	115
Modified EBITDA	413	389	412	(906)	308	332	278	311	311	1,232
Adjustments	(7)	—	12	1,264	1,269	14	78	2	25	119
Adjusted EBITDA	$406	$389	$424	$358	$1,577	$346	$356	$313	$336	$1,351
NGL margin	$52	$53	$60	$29	$194	$14	$21	$16	$16	$67

Statistics for Operated Assets
Gathering and Processing
Gathering volumes (Bcf per day) - Consolidated (1)	4.58	4.60	4.48	3.44	4.27	3.42	3.53	3.61	3.51	3.52
Gathering volumes (Bcf per day) - Non-consolidated (2)	—	—	0.15	0.16	0.08	0.17	0.15	0.21	0.27	0.20
Plant inlet natural gas volumes (Bcf per day) - Consolidated (1)	2.16	2.12	2.11	1.65	2.01	1.41	1.52	1.56	1.44	1.48
Plant inlet natural gas volumes (Bcf per day) - Non-consolidated (2)	—	—	0.14	0.17	0.08	0.17	0.14	0.21	0.26	0.08
Ethane equity sales (Mbbls/d)	19.01	10.23	12.19	16.40	14.44	14.63	14.59	3.32	5.17	9.38
Non-ethane equity sales (Mbbls/d)	19.83	18.80	19.48	14.40	18.12	12.59	13.54	14.02	11.95	13.03
NGL equity sales (Mbbls/d)	38.84	29.03	31.67	30.80	32.56	27.22	28.13	17.34	17.12	22.41
Ethane margin ($/gallon)	$.01	$.07	$.18	$.02	$.06	$(.03)	$(.03)	$(.06)	$(.10)	$(.04)
Non-ethane margin ($/gallon)	$.69	$.71	$.69	$.49	$.65	$.34	$.42	$.32	$.37	$.36
NGL margin ($/gallon)	$.35	$.48	$.49	$.24	$.39	$.14	$.19	$.25	$.23	$.19
Ethane production (Mbbls/d) - Consolidated (1)	31	26	28	29	28	29	22	9	11	18
Ethane production (Mbbls/d) - Non-consolidated (2)	—	—	—	1	—	1	—	2	3	1
Non-ethane production (Mbbls/d) - Consolidated (1)	62	61	59	41	55	33	37	39	35	36
Non-ethane production (Mbbls/d) - Non-consolidated (2)	—	—	5	5	3	6	1	16	19	11
NGL production (Mbbls/d)	93	87	92	76	86	69	60	66	68	66
NGL and Crude Transportation volumes (Mbbls) (3)	21,263	21,334	22,105	23,049	87,751	22,848	24,465	22,972	21,910	92,195
Northwest Pipeline LLC
Throughput (Tbtu)	226.1	188.1	193.5	212.3	820.0	243.5	184.6	179.2	248.8	856.1
Avg. daily transportation volumes (Tbtu)	2.5	2.1	2.1	2.3	2.2	2.7	2.0	1.9	2.7	2.3
Avg. daily firm reserved capacity (Tbtu)	3.1	3.1	3.1	3.1	3.1	3.1	3.0	3.0	3.0	3.0

(1) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(2) Includes 100% of the volumes associated with operated equity-method investments, including the Jackalope Gas Gathering System and Rocky Mountain Midstream.
(3) Includes 100% of the volumes associated with operated equity-method investments, including the Overland Pass Pipeline Company and Rocky Mountain Midstream.

Capital Expenditures and Investments
(UNAUDITED)
	2018					2019
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Capital expenditures:
Atlantic-Gulf	$764	$746	$549	$359	$2,418	$193	$234	$497	$202	$1,126
Northeast G&P	114	104	114	139	471	152	177	131	74	534
West	69	74	96	93	332	69	80	153	126	428
Other	10	9	10	6	35	8	6	5	2	21
Total (1)	$957	$933	$769	$597	$3,256	$422	$497	$786	$404	$2,109

Purchases of investments:
Atlantic-Gulf	$1	$—	$5	$—	$6	$—	$12	$3	$1	$16
Northeast G&P	20	70	114	58	262	47	61	34	63	205
West	—	—	593	271	864	52	70	82	28	232
Total	$21	$70	$712	$329	$1,132	$99	$143	$119	$92	$453

Summary:
Atlantic-Gulf	$765	$746	$554	$359	$2,424	$193	$246	$500	$203	$1,142
Northeast G&P	134	174	228	197	733	199	238	165	137	739
West	69	74	689	364	1,196	121	150	235	154	660
Other	10	9	10	6	35	8	6	5	2	21
Total	$978	$1,003	$1,481	$926	$4,388	$521	$640	$905	$496	$2,562

Capital investments:
Increases to property, plant, and equipment	$934	$930	$618	$539	$3,021	$418	$559	$730	$316	$2,023
Purchases of businesses, net of cash acquired	—	—	—	—	—	727	—	1	—	728
Purchases of investments	21	70	712	329	1,132	99	143	119	92	453
Total	$955	$1,000	$1,330	$868	$4,153	$1,244	$702	$850	$408	$3,204

(1) Increases to property, plant, and equipment	$934	$930	$618	$539	$3,021	$418	$559	$730	$316	$2,023
Changes in related accounts payable and accrued liabilities	23	3	151	58	235	4	(62)	56	88	86
Capital expenditures	$957	$933	$769	$597	$3,256	$422	$497	$786	$404	$2,109

Contributions from noncontrolling interests	$3	$8	$2	$2	$15	$4	$28	$—	$4	$36
Contributions in aid of construction	$190	$149	$56	$16	$411	$10	$8	$7	$27	$52
Proceeds from sale of businesses, net of cash divested	$—	$—	$—	$1,296	$1,296	$(2)	$—	$—	$—	$(2)
Proceeds from sale of partial interest in consolidated subsidiary	$—	$—	$—	$—	$—	$—	$1,330	$—	$4	$1,334
Proceeds from disposition of equity-method investments	$—	$—	$—	$—	$—	$—	$485	$—	$—	$485

Non-GAAP Measures
This news release and accompanying materials may include certain financial measures – Adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, distributable cash flow and dividend coverage ratio – that are non-GAAP financial measures as defined under the rules of the SEC.

Our segment performance measure, Modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of Modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes this measure provides investors meaningful insight into results from ongoing operations.

Distributable cash flow is defined as Adjusted EBITDA less maintenance capital expenditures, cash portion of net interest expense, income attributable to or dividends/ distributions paid to noncontrolling interests and cash income taxes, and certain other adjustments that management believes affects the comparability of results. Adjustments for maintenance capital expenditures and cash portion of interest expense include our proportionate share of these items of our equity-method investments. We also calculate the ratio of distributable cash flow to the total cash dividends paid (dividend coverage ratio). This measure reflects Williams’ distributable cash flow relative to its actual cash dividends paid.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of assets and the cash that the business is generating.

Neither Adjusted EBITDA, adjusted income, nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Adjusted Income
(UNAUDITED)
	2018					2019
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$152	$135	$129	$(572)	$(156)	$194	$310	$220	$138	$862

Income (loss) from continuing operations - diluted earnings (loss) per common share (1)	$.18	$.16	$.13	$(.47)	$(.16)	$.16	$.26	$.18	$.11	$.71
Adjustments:
Atlantic-Gulf
Constitution Pipeline project development costs	$2	$1	$1	$—	$4	$—	$1	$1	$1	$3
Impairment of certain assets (2)	—	—	—	—	—	—	—	—	354	354
Settlement charge from pension early payout program	—	—	—	7	7	—	—	—	—	—
Regulatory adjustments resulting from Tax Reform	11	(20)	—	—	(9)	—	—	—	—	—
Benefit of regulatory asset associated with increase in Transco’s estimated deferred state income tax rate following WPZ Merger	—	—	(3)	—	(3)	—	—	—	—	—
Share of regulatory charges resulting from Tax Reform for equity-method investments	2	—	—	—	2	—	—	—	—	—
Reversal of expenditures capitalized in prior years	—	—	—	—	—	—	15	—	1	16
Gain on sale of certain Gulf Coast pipeline assets	—	—	—	(81)	(81)	—	—	—	—	—
Gain on asset retirement	—	—	(10)	(2)	(12)	—	—	—	—	—
Severance and related costs	—	—	—	—	—	—	19	11	2	32
Total Atlantic-Gulf adjustments	15	(19)	(12)	(76)	(92)	—	35	12	358	405
Northeast G&P
Expenses associated with new venture	—	—	—	—	—	3	6	1	—	10
Settlement charge from pension early payout program	—	—	—	4	4	—	—	—	—	—
Impairment of certain assets	—	—	—	—	—	—	—	—	10	10
Severance and related costs	—	—	—	—	—	—	10	(3)	—	7
Total Northeast G&P adjustments	—	—	—	4	4	3	16	(2)	10	27
West
Impairment of certain assets	—	—	—	1,849	1,849	12	64	—	24	100
Settlement charge from pension early payout program	—	—	—	6	6	—	—	—	—	—
Regulatory adjustments resulting from Tax Reform	(7)	—	—	—	(7)	—	—	—	—	—
Charge for regulatory liability associated with the decrease in Northwest Pipeline’s estimated deferred state income tax rates following WPZ Merger	—	—	12	—	12	—	—	—	—	—
Gain on sale of Four Corners assets	—	—	—	(591)	(591)	2	—	—	—	2
Severance and related costs	—	—	—	—	—	—	14	2	1	17
Total West adjustments	(7)	—	12	1,264	1,269	14	78	2	25	119
Other
Loss on early retirement of debt	7	—	—	—	7	—	—	—	—	—
Impairment of certain assets	—	66	—	—	66	—	—	—	—	—
Settlement charge from pension early payout program	—	—	—	5	5	—	—	—	—	—
Regulatory adjustments resulting from Tax Reform	—	1	—	—	1	—	—	—	—	—
(Benefit) adjustment of regulatory assets associated with increase in Transco’s estimated deferred state income tax rate following WPZ Merger	—	—	(45)	—	(45)	12	—	—	—	12
WPZ Merger costs	—	4	15	1	20	—	—	—	—	—
Gain on sale of certain Gulf Coast pipeline systems	—	—	—	(20)	(20)	—	—	—	—	—
Charitable contribution of preferred stock to Williams Foundation	—	—	35	—	35	—	—	—	—	—
Accrual for loss contingencies associated with former operations	—	—	—	—	—	—	—	9	(5)	4
Severance and related costs	—	—	—	—	—	—	—	—	1	1
Total Other adjustments	7	71	5	(14)	69	12	—	9	(4)	17
Adjustments included in Modified EBITDA	15	52	5	1,178	1,250	29	129	21	389	568

Adjustments below Modified EBITDA
Gain on deconsolidation of Jackalope interest	—	(62)	—	—	(62)	—	—	—	—	—
Gain on deconsolidation of certain Permian assets	—	—	—	(141)	(141)	2	—	—	—	2
Loss on deconsolidation of Constitution	—	—	—	—	—	—	—	—	27	27
Impairment of equity-method investments	—	—	—	32	32	74	(2)	114	—	186
Gain on sale of equity-method investments	—	—	—	—	—	—	(122)	—	—	(122)
Allocation of adjustments to noncontrolling interests	(5)	21	—	—	16	—	(1)	—	(210)	(211)
	(5)	(41)	—	(109)	(155)	76	(125)	114	(183)	(118)
Total adjustments	10	11	5	1,069	1,095	105	4	135	206	450
Less tax effect for above items	(3)	(3)	(1)	(267)	(274)	(26)	(1)	(34)	(51)	(112)
Adjustments for tax-related items (3)	—	—	110	—	110	—	—	—	—	—

Adjusted income from continuing operations available to common stockholders	$159	$143	$243	$230	$775	$273	$313	$321	$293	$1,200
Adjusted income from continuing operations - diluted earnings per common share (1)	$.19	$.17	$.24	$.19	$.79	$.22	$.26	$.26	$.24	$.99
Weighted-average shares - diluted (thousands)	830,197	830,107	1,026,504	1,212,822	976,097	1,213,592	1,214,065	1,214,165	1,214,212	1,214,011
(1) The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.
(2) Our partners' $209 million share of the fourth-quarter 2019 impairment of the Constitution pipeline project is reflected below in Allocation of adjustments to noncontrolling interests.
(3) The third quarter of 2018 reflects tax adjustments driven by the WPZ Merger, primarily a valuation allowance for foreign tax credits.

Reconciliation of Distributable Cash Flow (DCF)
(UNAUDITED)
	2018					2019
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

The Williams Companies, Inc.
Reconciliation of GAAP "Net Income (Loss)" to Non-GAAP "Modified EBITDA", "Adjusted EBITDA" and "Distributable cash flow"

Net income (loss)	$270	$269	$200	$(546)	$193	$214	$324	$242	$(66)	$714
Provision (benefit) for income taxes	55	52	190	(159)	138	69	98	77	91	335
Interest expense	273	275	270	294	1,112	296	296	296	298	1,186
Equity (earnings) losses	(82)	(92)	(105)	(117)	(396)	(80)	(87)	(93)	(115)	(375)
Other investing (income) loss - net	(4)	(68)	(2)	(113)	(187)	73	(126)	107	25	79
Proportional Modified EBITDA of equity-method investments	169	178	205	218	770	190	175	181	200	746
Depreciation and amortization expenses	431	434	425	435	1,725	416	424	435	439	1,714
Accretion for asset retirement obligations associated with nonregulated operations	8	10	8	7	33	9	8	8	8	33
(Income) loss from discontinued operations, net of tax	—	—	—	—	—	—	—	—	15	15
Modified EBITDA	1,120	1,058	1,191	19	3,388	1,187	1,112	1,253	895	4,447
EBITDA adjustments	15	52	5	1,178	1,250	29	129	21	389	568
Adjusted EBITDA	1,135	1,110	1,196	1,197	4,638	1,216	1,241	1,274	1,284	5,015

Maintenance capital expenditures (1)	(110)	(160)	(138)	(122)	(530)	(93)	(130)	(128)	(113)	(464)
Preferred dividends	—	—	—	(1)	(1)	(1)	—	(1)	(1)	(3)
Net interest expense - cash portion (2)	(276)	(279)	(274)	(299)	(1,128)	(304)	(302)	(301)	(306)	(1,213)
Cash taxes	(1)	(10)	(1)	1	(11)	3	85	(2)	—	86
Income attributable to noncontrolling interests (3)	(25)	(24)	(19)	(28)	(96)
Dividends and distributions paid to noncontrolling interests						(41)	(27)	(20)	(36)	(124)
Distributable cash flow	$723	$637	$764	$748	$2,872	$780	$867	$822	$828	$3,297

Total cash distributed (4)	$438	$443	$412	$411	$1,704	$460	$461	$461	$460	$1,842

Coverage ratios:
Distributable cash flow divided by Total cash distributed	1.65	1.44	1.85	1.82	1.69	1.70	1.88	1.78	1.80	1.79
Net income (loss) divided by Total cash distributed	0.62	0.61	0.49	(1.33)	0.11	0.47	0.70	0.52	(0.14)	0.39

(1) Includes proportionate share of maintenance capital expenditures of equity-method investments.
(2) Includes proportionate share of interest expense of equity-method investments.
(3) Excludes allocable share of certain EBITDA adjustments.
(4) Includes cash dividends paid on common stock each quarter by WMB, as well as the public unitholders share of distributions declared by WPZ for the first two quarters of 2018.

Reconciliation of "Net Income (Loss)" to “Modified EBITDA” and Non-GAAP “Adjusted EBITDA”
(UNAUDITED)
	2018					2019
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Net income (loss)	$270	$269	$200	$(546)	$193	$214	$324	$242	$(66)	$714
Provision (benefit) for income taxes	55	52	190	(159)	138	69	98	77	91	335
Interest expense	273	275	270	294	1,112	296	296	296	298	1,186
Equity (earnings) losses	(82)	(92)	(105)	(117)	(396)	(80)	(87)	(93)	(115)	(375)
Other investing (income) loss - net	(4)	(68)	(2)	(113)	(187)	73	(126)	107	25	79
Proportional Modified EBITDA of equity-method investments	169	178	205	218	770	190	175	181	200	746
Depreciation and amortization expenses	431	434	425	435	1,725	416	424	435	439	1,714
Accretion expense associated with asset retirement obligations for nonregulated operations	8	10	8	7	33	9	8	8	8	33
(Income) loss from discontinued operations, net of tax	—	—	—	—	—	—	—	—	15	15
Modified EBITDA	$1,120	$1,058	$1,191	$19	$3,388	$1,187	$1,112	$1,253	$895	$4,447

Atlantic-Gulf	$451	$475	$492	$605	$2,023	$560	$524	$599	$212	$1,895
Northeast G&P	250	255	281	300	1,086	299	303	345	367	1,314
West	413	389	412	(906)	308	332	278	311	311	1,232
Other	6	(61)	6	20	(29)	(4)	7	(2)	5	6
Total Modified EBITDA	$1,120	$1,058	$1,191	$19	$3,388	$1,187	$1,112	$1,253	$895	$4,447

Adjustments included in Modified EBITDA (1):

Atlantic-Gulf	$15	$(19)	$(12)	$(76)	$(92)	$—	$35	$12	$358	$405
Northeast G&P	—	—	—	4	4	3	16	(2)	10	27
West	(7)	—	12	1,264	1,269	14	78	2	25	119
Other	7	71	5	(14)	69	12	—	9	(4)	17
Total Adjustments included in Modified EBITDA	$15	$52	$5	$1,178	$1,250	$29	$129	$21	$389	$568

Adjusted EBITDA:

Atlantic-Gulf	$466	$456	$480	$529	$1,931	$560	$559	$611	$570	$2,300
Northeast G&P	250	255	281	304	1,090	302	319	343	377	1,341
West	406	389	424	358	1,577	346	356	313	336	1,351
Other	13	10	11	6	40	8	7	7	1	23
Total Adjusted EBITDA	$1,135	$1,110	$1,196	$1,197	$4,638	$1,216	$1,241	$1,274	$1,284	$5,015

(1) Adjustments by segment are detailed in the "Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Adjusted Income," which is also included in these materials.

Reconciliation of GAAP "Net Income (Loss)" to Non-GAAP "Modified EBITDA", "Adjusted EBITDA" and "Distributable Cash Flow"

	2020 Guidance
(Dollars in millions, except per share amounts and coverage ratio)	Low	Mid	High

Net income (loss)	$1,200	$1,350	$1,500
Provision (benefit) for income taxes		450
Interest expense		1,180
Equity (earnings) losses		(450)
Proportional Modified EBITDA of equity-method investments		820
Depreciation and amortization expenses and accretion for asset retirement obligations associated with nonregulated operations		1,750
Modified EBITDA	$4,950	$5,100	$5,250
EBITDA Adjustments		—
Adjusted EBITDA	$4,950	$5,100	$5,250

Net interest expense - cash portion (1)		(1,215)
Maintenance capital expenditures (1)	(550)	(500)	(450)
Cash taxes		30
Dividends and distributions paid to noncontrolling interests and other		(165)
Distributable cash flow (DCF)	$3,050	$3,250	$3,450
--Distributable cash flow per share (2)	$2.50	$2.67	$2.83

Dividends paid		(1,950)
Excess cash available after dividends	$1,100	$1,300	$1,500

Dividend per share		$1.60

Coverage ratio (Distributable cash flow / Dividends paid)	1.56x	1.67x	1.77x

(1) Includes proportionate share of equity-method investments.
(2) Distributable cash flow / diluted weighted-average common shares of 1,218 million in 2020.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Income Available to Common Stockholders

	2020 Guidance
(Dollars in millions, except per-share amounts)	Low	Mid	High

Net income (loss)	$1,200	$1,350	$1,500
Less: Net income (loss) attributable to noncontrolling interests & preferred dividends		40
Net income (loss) attributable to The Williams Companies, Inc. available to common stockholders	1,160	1,310	1,460

Adjustments:
Adjustments included in Modified EBITDA		—
Adjustments below Modified EBITDA		—
Total adjustments		—
Less tax effect for above items		—
Adjusted income available to common stockholders	$1,160	$1,310	$1,460
Adjusted diluted earnings per common share	$0.95	$1.08	$1.20
Weighted-average shares - diluted (millions)		1,218

Forward-Looking Statements
The reports, filings, and other public announcements of Williams may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act) and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters as discussed below. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events, or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in-service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Levels of dividends to Williams stockholders;

•	Future credit ratings of Williams and its affiliates;

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Expected in-service dates for capital projects;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business components;

•	Natural gas and natural gas liquids prices, supply, and demand;

•	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties, and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Availability of supplies, market demand, and volatility of prices;

•	Development and rate of adoption of alternative energy sources;

•
The impact of existing and future laws and regulations, the regulatory environment, environmental liabilities, and litigation, as well as our ability to obtain necessary permits and approvals, and achieve favorable rate proceeding outcomes;

•	Our exposure to the credit risk of our customers and counterparties;

•
Our ability to acquire new businesses and assets and successfully integrate those operations and assets into existing businesses as well as successfully expand our facilities, and to consummate asset sales on acceptable terms;

•	Whether we are able to successfully identify, evaluate, and timely execute our capital projects and investment opportunities;

•	The strength and financial resources of our competitors and the effects of competition;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Whether we will be able to effectively execute our financing plan;

•	Increasing scrutiny and changing expectations from stakeholders with respect to our environmental, social and governance practices;

•	The physical and financial risks associated with climate change;

•	The impact of operational and developmental hazards and unforeseen interruptions;

•	Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•	Acts of terrorism, cybersecurity incidents, and related disruptions;

•	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	Changes in maintenance and construction costs, as well as our ability to obtain sufficient construction related inputs including skilled labor;

•	Inflation, interest rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•
Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally recognized credit rating agencies, and the availability and cost of capital;

•	Changes in the current geopolitical situation;

•	Whether we are able to pay current and expected levels of dividends;

•	Additional risks described in our filings with the Securities and Exchange Commission.

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. These factors are described in the following section. For a detailed discussion of those factors, see Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K filed with the SEC.

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